UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSON
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                December 1, 2006

                               CHEMED CORPORATION
             (Exact name of registrant as specified in its charter)


    Delaware                          1-8351                       31-0791746
 (State or other             (Commission File Number)           (I.R.S. Employer
 jurisdiction of                                                 Identification
  incorporation)                                                    Number)

          2600 Chemed Center, 255 East 5th Street, Cincinnati, OH 45202
               (Address of principal executive offices         (Zip Code)

               Registrant's telephone number, including area code:
                                 (513) 762-6900

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

[_] Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 230.425)

[_] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFT 230.425)


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Item 5.02(e) Compensatory Arrangements of Certain Officers

Employment Agreements
---------------------

     On December 1, 2006 Chemed Corporation and David P. Williams, its Vice President and Chief Financial Officer, entered into an Employment Agreement which provides for an annual base salary of $313,500. If the Corporation terminates Mr. Williams's employment without cause, as defined in the agreement, he shall receive two and one-half times his annual base salary plus a pro-rated portion of his annual incentive bonus, and shall continue to participate in the Corporation's welfare benefit plans for eighteen months, in exchange for one-year post termination noncompete and nonsolicitation covenants.

     The Corporation's Board of Directors has authorized the execution of comparable employment agreements with each of Kevin J. McNamara, its President and Chief Executive Officer; and Timothy S. O'Toole, its Executive Vice President and Chief Executive Officer of its Vitas Healthcare Corporation subsidiary; upon expiration of their existing employment agreements, in May 2008 and May 2007, respectively.

Change in Control Severance Plan
--------------------------------

     On December 1, 2006 the Compensation/Incentive Committee of the Chemed Corporation Board of Directors ("CIC") approved the Change in Control Severance Plan ("Control Plan"). The Control Plan provides severance benefits in the event of a change in control of the Corporation, followed within two years by termination of employment without cause, or constructive termination.

     The Control Plan covers fifteen employees, including certain executive officers and directors. It provides for payments of three times base salary and bonus to Kevin J. McNamara, Timothy S. O'Toole, and David P. Williams, and of two times base salary and bonus to the other participants. Participants would also receive welfare benefits, company contributions to defined contribution plans, and perquisites, for periods of three years for Messrs. McNamara, O'Toole and Williams and two years for other participants.

Severance Policy
----------------

     On December 1, 2006 the CIC approved the Chemed Senior Executive Severance Policy ("Severance Policy") covering twelve employees, including a director and two executive officers. The Severance Policy provides severance benefits upon termination of employment without cause for employees who do not have employment agreements. Severance consists of a lump sum payment of 1.5 times base salary, pro-rated bonus, and continuation of welfare benefits for one year post termination. Severance is conditioned on execution of a general release including one-year post termination noncompete and nonsolicitation covenants.



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

Item 9.01 Financial Statements and Exhibits

       (c) Exhibits

10.01 Employment Agreement dated as of December 1, 2006 between Chemed Corporation and David P. Williams.

10.02   Chemed Corporation Change in Control Severance Plan.

10.03   Chemed Corporation Senior Executive Severance Policy as of December 1,
        2006.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        CHEMED CORPORATION


Dated: December 1, 2006                 By: /s/ Arthur V. Tucker, Jr.
       ----------------                     ------------------------------------
                                            Arthur V. Tucker, Jr.
                                            Vice President and Controller




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